
                                                                   EXHIBIT 10.19

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  By and Among

                                QUIKSILVER, INC.

                                QS RETAIL, INC.,

                               BEACH STREET, INC.

                                       and

                        JOHN THOMPSON and DIANA THOMPSON

                         Dated as of September 17, 2002
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                                TABLE OF CONTENTS

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ARTICLE I - THE MERGER............................................................................................    1
         1.1      The Merger......................................................................................    1
         1.2      Closing.........................................................................................    2
         1.3      Effective Time..................................................................................    2
         1.4      Effects of the Merger...........................................................................    2
         1.5      Articles of Incorporation; Bylaws...............................................................    2
         1.6      Directors and Officers..........................................................................    2
         1.7      Merger Consideration; Conversion and Cancellation of Company Common Stock.......................    2
         1.8      No Fractional Shares of Parent Common Stock......................................................   3
         1.9      Exchange of Shares..............................................................................    4
         1.10     Tax Consequences................................................................................    4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...................................    5
         2.1      Corporate Organization..........................................................................    5
         2.2      Capitalization..................................................................................    5
         2.3      Authority; No Violation.........................................................................    5
         2.4      Consents and Approvals..........................................................................    6
         2.5      Financial Statements............................................................................    6
         2.6      Absence of Undisclosed Liabilities..............................................................    7
         2.7      Absence of Certain Changes or Events............................................................    7
         2.8      Legal Proceedings...............................................................................    8
         2.9      Restrictions on Business Activities.............................................................    8
         2.10     Governmental Authorization......................................................................    8
         2.11     Title and Condition of Personal Property........................................................    8
         2.12     Real and Leased Property........................................................................    9
         2.13     Intellectual Property..........................................................................    10
         2.14     Taxes..........................................................................................    10
         2.15     Environmental Matters..........................................................................    11
         2.16     Customers and Suppliers; Supplies..............................................................    12
         2.17     List of Accounts...............................................................................    12
         2.18     Employment Agreements..........................................................................    12
         2.19     Employee Benefit Plans.........................................................................    12
         2.20     Labor Matters..................................................................................    15
         2.21     Contracts and Commitments......................................................................    16
         2.22     Absence of Breaches or Defaults................................................................    17
         2.23     Interested Party Transactions..................................................................    18
         2.24     Compliance with Applicable Law.................................................................    18
         2.25     Insurance......................................................................................    18
         2.26     Brokers........................................................................................    18
         2.27     Minute Books...................................................................................    18
         2.28     Accounts and Notes Receivable..................................................................    18
         2.29     Certain Payments...............................................................................    19
         2.30     Accredited Investor Status.....................................................................    19
         2.31     Representations Complete.......................................................................    19

                                TABLE OF CONTENTS

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ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................................    19
         3.1      Corporate Organization.........................................................................    19
         3.2      Authority; No Violation........................................................................    19
         3.3      Consents and Approvals.........................................................................    20
         3.4      Financial Statements and Reports...............................................................    20
         3.5      Parent Common Stock............................................................................    21
         3.6      Compliance with Securities Laws...............................................................     21
         3.7      Consents and Approvals.........................................................................    21
         3.8      Brokers........................................................................................    21
         3.9      Compliance.....................................................................................    21
         3.10     Representations Complete........................................................................   22
         3.11     Taxes..........................................................................................    22

ARTICLE IV - ADDITIONAL AGREEMENTS...............................................................................    22
         4.1      Covenants of the Company.......................................................................    22
         4.2      Access to Information..........................................................................    24
         4.3      Public Disclosure..............................................................................    24
         4.4      Consents; Cooperation..........................................................................    24
         4.5      Legal Requirements.............................................................................    24
         4.6      Tax Treatment..................................................................................    24
         4.7      Certifications, Agreements, and Covenants of the Company.......................................    24
         4.8      Certifications, Agreements, and Covenants of Parent and Merger Sub.............................    27
         4.9      Shareholder Vote...............................................................................    29
         4.10     Registration Rights; NYSE Listing..............................................................    29
         4.11     Consulting Agreement...........................................................................    29
         4.12     Blue Sky Laws..................................................................................    29
         4.13     Control of Operations..........................................................................    29
         4.14     Employee Matters...............................................................................    30
         4.15     Covenant Not to Compete........................................................................    30
         4.16     Best Efforts and Further Assurances............................................................    30
         4.17     Landlord Consents................................................................................  30

ARTICLE V - CONDITIONS PRECEDENT.................................................................................    31
         5.1      Conditions to Each Party's Obligation to Effect the Merger.....................................    31
         5.2      Conditions to Obligations of Parent and Merger Sub.............................................    31
         5.3      Conditions to the Obligations of Company and Shareholders......................................    32

ARTICLE VI - TERMINATION AND AMENDMENT...........................................................................    33
         6.1      Termination....................................................................................    33
         6.2      Effect of Termination..........................................................................    34
         6.3      Amendment......................................................................................    34
         6.4      Extension; Waiver..............................................................................    34

ARTICLE VII - GENERAL PROVISIONS.................................................................................    34
         7.1      Expenses.......................................................................................    34
         7.2      Notices........................................................................................    34
         7.3      Governing Law..................................................................................    35
         7.4      Severability...................................................................................    35
         7.5      Assignment; Binding Effect; Benefit............................................................    35
         7.6      Headings.......................................................................................    35
         7.7      Entire Agreement...............................................................................    35
         7.8      Counterparts...................................................................................    36

                             EXHIBITS AND SCHEDULES

EXHIBIT A      Registration Rights Agreement
EXHIBIT B      Consulting Agreement

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                  THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of September 17, 2002, by and among QUIKSILVER, INC., a Delaware corporation ("Parent"), QS RETAIL, INC., a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), BEACH STREET, INC., a Utah corporation (the "Company"), and JOHN THOMPSON and DIANA THOMPSON (individually, a "Shareholder" and collectively, the "Shareholders"). Merger Sub and the Company are sometimes collectively referred to herein as the "Constituent Corporations."

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interest of their respective companies and in the best interest of their respective stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub (the "Merger"); and

                  WHEREAS, pursuant to the Merger, among other things, all of the outstanding shares of Common Stock of the Company ("Company Common Stock") shall be converted into shares of Common Stock of the Parent ("Parent Common Stock").

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the applicable provisions of the General Corporation Law of the State of California (the "CGCL") and the Utah Revised Business Corporation Act of the State of Utah ("URBCA"), at the Effective Time (as defined in Section 1.3 hereof), the Company shall merge with and into Merger Sub. Merger Sub shall be the surviving company (hereinafter sometimes called the "Surviving Corporation") in the Merger and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

         1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article V hereof or at such other time as the parties hereto agree (the "Closing Date"), provided, however, that the parties shall use reasonable commercial efforts to effect the Closing on or prior to September 17, 2002. The Closing shall take place at the offices of Hewitt & O'Neil LLP, 19900 MacArthur Blvd., Suite 1050, Irvine, California or at such other location as the parties hereto agree.

         1.3 Effective Time. Subject to the terms and conditions of this Agreement, Parent, Merger Sub, the Company, and the Shareholders shall cause the Merger to be consummated by filing (i) a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of California (the "California Secretary of State") in such form as is required by, and executed in accordance with the relevant provisions of, the CGCL and (ii) Articles of Merger (the "Articles of Merger") with the State of Utah Division of Corporations and Commercial Code (the "Division") in such form as is required by, and executed in accordance with the relevant provisions of the URBCA. The term "Effective Time" shall be the later of the filing of such Certificate of Merger with the California Secretary of State and the filing of the Articles of Merger with the Division, or at such later time as agreed in writing by Parent, Merger Sub, and the Company and specified in the Certificate of Merger and the Articles of Merger.

         1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger, the Articles of Merger, and the applicable provisions of the CGCL and the URBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         1.7 Merger Consideration; Conversion and Cancellation of Company Common Stock. By virtue of the Merger without any action on the part of Parent, Merger Sub, the Company or the Shareholders:

                  (a) Conversion of Company Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into the right to receive (i) 29.8092 shares of Parent Common Stock (the "Stock Consideration") and (ii) cash from Parent as set forth in
Section 1.7(b) below (the "Cash Consideration"). The Stock Consideration and Cash Consideration are hereinafter collectively referred to as the "Merger Consideration. Total stock consideration shall equal 298,092 shares of Parent Company common stock.

                  (b) Cash Consideration Calculation. The total Cash Consideration paid to the Shareholders shall equal the sum of (i) the Company's cash balance, as determined consistent with the Company's past practices, as of the Effective Time, and (ii) increased or decreased by the difference (+ of -) between the Company's accounts payable and inventory as of the Effective Time, all as determined and valued consistent with the Company's past practices. For example, (i) as of the Effective Time if the Company's cash balance was $100,000, accounts payable balance was $80,000, and the inventory balance was $70,000, the total Cash Consideration would equal $90,000 or (i) as of the Effective Time if the Company's cash balance was $100,000, accounts payable balance was $70,000, and the inventory balance was $80,000, the Total Cash Consideration would equal $110,000. The Cash Consideration shall be paid on or before September 24, 2002. The Cash Consideration shall be divided between the two Shareholders in accordance with their respective ownership percentages of the Company.

                  (c) Right to Accounting. Subsequent to the Effective Time, Parent and the Surviving Corporation shall allow the Shareholders, and their agents, full access to the books and records of the Company and the Surviving Corporation to verify the calculation and determination of the Cash Consideration.

                  (d) Cancellation of Company Common Stock. At the Effective Time, all shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive the Merger Consideration. Certificates previously representing shares of Company Common Stock shall be exchanged for shares of Parent Common Stock upon surrender of such Certificates in accordance with Section 1.9 hereof, without any interest.

         1.8      No Fractional Shares of Parent Common Stock.

                  (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

                  (b) Notwithstanding any other provision of this Agreement, each holder of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the New York Stock Exchange for a share of Parent

Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, Parent shall cause the Surviving Corporation to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         1.9      Exchange of Shares.

                  (a) Delivery of Merger Consideration. Immediately following the Merger, upon surrender by the Shareholders of the certificates representing the Company Common Stock, Parent shall cause to be issued to each Shareholder certificates representing the number of shares of Parent Common Stock to which such Shareholder is entitled pursuant to Section 1.7(a) above.

                  (b) Transfer Restrictions; Legends. The shares of Parent Common Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Parent Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in Federal securities law, in form and substance reasonably satisfactory to Parent, to the effect that registration under the Securities Act is not required in connection with such disposition. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to such shares of Parent Common Stock in order to enforce the foregoing restrictions.

                  The certificate or certificates representing the shares of Parent Common Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN EFFECT UNDER SUCH ACT, (2) SUCH TRANSFER IS PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) THE HOLDER HEREOF FURNISHES TO THE ISSUER AN OPINION OF COUNSEL, WHICH COUNSEL AND WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED."

         1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

                  The Company and each of the Shareholders, jointly and severally, represent and warrant to Parent and Merger Sub that, except as disclosed in the disclosure schedule attached hereto (the "Company Disclosure Schedule"):

         2.1      Corporate Organization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary. The copies of the Articles of Incorporation and Bylaws of the Company which have previously been delivered to Parent are true and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) The Company owns no equity interests in any corporation, partnership or other entity.

         2.2 Capitalization. The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, no par value per share. As of the date hereof, there are (i) 10,000 shares of Company Common Stock outstanding, all of which are held by the Shareholders, and (ii) no shares of Preferred Stock outstanding. All \of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of the Company, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company or any Shareholder is a party or by which it is bound. All outstanding shares of Company Common Stock were issued in compliance with all applicable federal and state securities laws. The Company does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations of any character calling for the purchase, redemption or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

         2.3      Authority; No Violation.

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and shareholders of the Company. No other corporate proceedings on the part of the

Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Company and each of the Shareholders and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of the Company and each of the Shareholders, enforceable against the Company and each of the Shareholders, in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by the Company and each of the Shareholders, nor the consummation by the Company and each of the Shareholders of the transactions contemplated hereby, nor compliance by the Company and each of the Shareholders with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or (ii) assuming that the consents and approvals referred to in Section 2.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of the Shareholders or any of their respective properties or assets, or (y) materially violate, materially conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of the Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, material license, material sublicense, material lease, material agreement or other material instrument or obligation to which the Company or any of the Shareholders is a party, or by which the Company or any of the Shareholders or any of their respective properties or assets may be bound or affected.

         2.4 Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the California Secretary of State and the Articles of Merger with the Division pursuant to the CGCL and Section 1107 of the URBCA, (b) any filings to be made by Parent or Merger Sub, including but not limited to, any federal or state securities filings to perfect the private placement exemption of the Merger Consideration, or (c) such filings, authorizations or approvals as may be set forth in Section 2.4 of the Company Disclosure Schedule, no consents or approvals orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, whether in the United States of America or otherwise (each a "Governmental Entity") or with any third party are necessary with respect to the Company or any of the Shareholders in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby. All such qualifications and filings required to be made by the Company will, in the case of qualifications, be effective as of the Effective Time and will, in the case of filings, be made within the time prescribed by law.

         2.5 Financial Statements. The Company has previously provided to Parent true and correct copies of the Company's (a) unaudited consolidated balance sheets of the Company at March 31, 2000, 2001 and 2002, together with related unaudited consolidated statements of operations and cash flows for the fiscal years then ended, and (b) the Company's unaudited consolidated balance sheet as of July 31, 2002 (the "Reference Balance Sheet") and an unaudited statement of operations for the five months ended July 31, 2002 (collectively, the "Financial Statements"). Such Financial Statements have been prepared substantially in accordance with generally accepted accounting principles ("GAAP") except for immaterial items noted in the Company Disclosure Schedule. The Financial Statements fairly present the financial condition and operating results of the Company in all material respects as of the dates, and for the periods indicated therein, subject to normal year end adjustments.

         2.6 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including without limitation any obligations or liabilities as guarantor or indemnitor of any other person, firm, partnership or corporation ("Person")) other than (i) those set forth or adequately provided for in the Reference Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Reference Balance Sheet, (iii) those incurred in the ordinary course of business since the Reference Balance Sheet Date and consistent with past practice, and (iv) those set forth in Section 2.6 of the Company Disclosure Schedule.

         2.7      Absence of Certain Changes or Events. Except as disclosed in
Section 2.7 of the Company Disclosure Schedule, since the Reference Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice, and except as contemplated by this Agreement, there has not occurred (i) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on, any material asset, tangible or intangible, of the Company, other than in the ordinary course of business; (ii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets; (iii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company Common Stock, or any split-up or other recapitalization in respect of the Company Common Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Company Common Stock; (iv) any material contract entered into by the Company or any amendment or termination of, or default under, any material contract to which the Company is a party or by which it is bound; (v) any amendment or change to the Articles of Incorporation or Bylaws of the Company; (vi) any material increase in or modification of the compensation or benefits payable or to become payable by the Company to any of their respective officers, directors or employees; (vii) any issuance, transfer, sale or pledge by the Company or any Shareholder of any shares of Company Common Stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of Company Common Stock or other securities; (viii) any indebtedness for borrowed money incurred by the Company; (ix) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan; (x) any waiver or compromise by the Company of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business; (xi) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business; (xii) any actual or, to the knowledge of the Company or either of the Shareholders, threatened termination or loss of (a) any material contract, lease, license or other agreement to which the Company was or is a party; or (b) any certificate, license or other authorization required for the continued operation by the Company of any portion of any of its business; (xiii) any resignation of employment of any key officer or employee of the Company, or to the knowledge of the Company, any impending resignation of employment of any such officer or employee; (xiv) any negotiation by any executive officer of the Company or any agreement by the Company to do any of the things described in the preceding clauses (i) through (xiii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or
(xv) any other event or circumstance that could reasonably be expected to have a material adverse effect on the Company.

         2.8 Legal Proceedings. Except as provided in Section 2.8 of the Company Disclosure Schedule, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company or either of the Shareholders, threatened against the Company or any of its properties, assets or business and to the knowledge of the Company and the Shareholders there exist no facts which could reasonably be expected to result in any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The foregoing includes, without limiting the generality thereof, pending or threatened actions involving the Company's use in connection with the Company's business of any information or techniques allegedly proprietary to a former employee.

         2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Company, any acquisition of property by the Company, the ability of the Company to compete with any other person or the conduct of business by the Company as currently conducted by the Company.

         2.10 Governmental Authorization. Except as would not have a materially adverse effect on the operations or financial conditions of the Company, the Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively called the "Company Authorizations"), and all of such Company Authorizations are in full force and effect.

         2.11 Title and Condition of Personal Property. The Company has good and marketable title to all personal property owned by it that is material to its business and reflected in the Reference Balance Sheet or acquired after the Reference Balance Sheet Date (other than property sold or otherwise disposed of since the Reference Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Reference Balance Sheet, and (iv) as set forth in Section 2.11 of the Company Disclosure

Schedule. The material property and equipment of the Company that is used in the operations of its business are in all material respects in good operating condition and repair. All material properties used in the operations of the Company are reflected in the Reference Balance Sheet.

         2.12     Real and Leased Property.

                  (a) The Company does not own any fee simple interest in real property. The Company does not lease or sublease any real property other than as set forth on Section 2.12 of the Company Disclosure Schedule. Section 2.12 of the Company Disclosure Schedule sets forth the street address of each parcel of real property leased or subleased by the Company (the "Leased Property"). The Company has previously delivered to Parent a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. The Company enjoys a peaceful and undisturbed possession of the Leased Property held by it. All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company. No person other than the Company has any right to use or occupy any part of the Leased Property, whether pursuant to sublease, license or otherwise. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or, to the knowledge of the Company or either of the Shareholders, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and to the knowledge of the Company or either of the Shareholders, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, the Company, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and such prime lease is in full force and effect, there are no outstanding uncured notices of default or termination, and no right of the Company in any such sublease conflicts with such prime lease. All of the Leased Property is used in the conduct of the Company's business.

                  (b) The heating, ventilation, air conditioning, plumbing, electrical systems and telephone systems at the Leased Property are in a condition reasonably adequate and suitable for the effective conduct therein of the business conducted by the Company and will be so adequate and suitable on the Closing Date. The Company has not experienced any material interruption in the services provided to any of the Leased Property within the last twelve (12) months. To the knowledge of the Company or either of the Shareholders, but without any inquiry of the applicable landlord, no landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. To the knowledge of the Company or either of the Shareholders, but without any inquiry of the applicable landlord, no landlord under the Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

                  (c) The Company has all material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Governmental Entities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations") necessary to conduct its business as presently conducted. To the knowledge of the Company and the Shareholders, all such Real Property Permits required or appropriate have been lawfully issued to the Company to enable each Leased Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and useful and are, as of the date hereof, in full force and effect. The Company has not received or been informed by a third party of the receipt by it of any notice from any Governmental Entity having jurisdiction over any Leased Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies and, to the knowledge of the Company or either of the Shareholders, there is currently no basis for the issuance of any such notice or the taking of any such action.

                  (d) To the knowledge of the Company or either of the Shareholders, there are no liabilities (other than rent and other sums and charges regularly payable) associated with any of the Leases including, without limitation, any liability under any Environmental and Safety Law, which is or which may become payable by the Surviving Corporation.

         2.13     Intellectual Property.

                  (a) Section 2.13(a) of the Company Disclosure Schedule sets forth an accurate and complete description of (i) all trademarks, service marks, trade names, brands and copyrights of the Company; and (ii) substantially all franchises, licenses, sublicenses, contracts, options and agreements, other than shrink-wrap software licenses, pursuant to which the Company is authorized to use any intellectual property not owned by the Company. The Company does not own or use any patents.

                  (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company owns or has the right to use all intellectual property necessary for the conduct of its business as currently conducted by it, including, without limitation, all network operating system and database softwares or other intellectual property used by the Company.

                  (c) Except for third party licenses listed in Section 2.13(c) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of its Intellectual Property including, but not limited to, those listed or described on the Company Disclosure Schedule, or has the right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

                  (d) To the knowledge of the Company or either of the Shareholders, except as set forth in Section 2.13(d) of the Company Disclosure Schedule, there has been no unauthorized use, disclosure, infringement or misappropriation of any material intellectual property rights of the Company, any trade secret material to the Company, or any material intellectual property right of any third party to the extent licensed by or through the Company, by any third party, including any employee of the Company.

         2.14     Taxes.

                  (a) The Company has duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and the Company has paid in full or made adequate provision in the Financial Statements for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns. As of the date hereof (i) the Company has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (iii) no audit of any Tax Return of the Company is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect, and (v) there is no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. The Company has not been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with a Governmental Entity with respect to Taxes.

         2.15     Environmental Matters.

                  (a)   The following terms shall be defined as follows:

                        (i) "Environmental and Safety Laws" shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                        (ii) "Property" shall mean all real property leased or owned by the Company either currently or in the past.

                        (iii) "Facilities" shall mean all buildings and improvements on the Property of the Company.

                  (b)   (i)       the Company has not received notice (oral or
written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (ii) no notices, administrative actions or suits are pending or, to the knowledge of the Company or either of the Shareholders, threatened relating to a violation of any Environmental and Safety Laws; (iii) to the Company's and Shareholders' knowledge, the Company's uses of and activities within the Facilities currently comply with all Environmental and Safety Laws; and (iv) the Company has all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

         2.16     Customers and Suppliers; Supplies. Except as indicated in
Section 2.16 of the Company Disclosure Schedule, all supplies and services necessary for the conduct of the business of the Company as presently conducted, may be obtained from alternate sources on terms and conditions comparable to those presently available to the Company, and no facts, circumstances or conditions exist which create a reasonable basis for believing that the Company will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured.

         2.17 List of Accounts. Set forth in Section 2.17 of the Company Disclosure Schedule is: (a) the name of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name, phone number and telefax number of the contact person at such bank or institution and (c) the account number of the relevant account, a description of the type of account and a list of the authorized signatories on such account.

         2.18 Employment Agreements. Section 2.18 of the Company Disclosure Schedule contains the names, start dates, contracts dates, job descriptions, annual salary rates and other compensation of all officers, directors and employees of the Company or consultants being paid more than $20,000 a year by the Company (including compensation paid or payable by the Company under the Company Employee Plans). Section 2.18 of the Company Disclosure Schedule contains a list of all employee policies, employee manuals or other written statements of rules or policies as to hiring practices and procedures, working conditions, vacation and sick leave, a complete copy of each of which has been made available to Parent. Except as set forth in Section 2.18 of the Company Disclosure Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any officer, employee or agent of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both ("Company Employment Agreements").

         2.19     Employee Benefit Plans.

                  (a) Section 2.19(a) of the Company Disclosure Schedule lists, with respect to the Company (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained, sponsored or contributed to or required to be contributed to by the Company, (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans"). There is no trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                  (b) The Company has furnished to Parent a copy of the Company Employee Plans and related plan documents, to the extent reduced to writing (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. The Company has, with respect to any Company Employee Plan intended to be qualified under Section 401(a) of the Code, either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. The Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

                  (c) Except as disclosed in Section 2.19(c) of the Company Disclosure Schedule, to the Company's and either of the Shareholder's knowledge,
(i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, for which no exemption exists; (iii) each Company Employee Plan has been administered substantially in accordance with its terms and in substantial compliance with the requirements prescribed by any applicable statutes, rules and regulations (including applicable provisions of ERISA and the Code); (iv) the Company has performed substantially all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (v) the Company is not subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee

Plans, other than obligations for the payment of benefits in the normal operation of the Plan; (vi) all material contributions required to be made by the Company to any Company Employee Plan have been made on a timely basis and any accruals required by GAAP for contributions to each Company Employee Plan for the current plan years are reflected on the financial statements of the Company; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred with respect to any Company Employee Plan subject to Title IV of ERISA; (viii) the Company has not incurred any liability under Title IV of ERISA or Section 412 of the Code and (ix) no Company Employee Plan which is subject to Title IV or ERISA has an "unfunded benefit liability" within the meaning of Section 4001(a)(18) of ERISA. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or either of the Shareholders is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. The Company has no liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) of ERISA. Each Company Employee Plan can be amended, terminated or otherwise discontinued after Closing in accordance with its terms without material liability (other than expenses typically incurred in a termination event). The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, except as provided by this Agreement or the schedules attached hereto.

                  (d) With respect to each Company Employee Plan, the Company has substantially complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder and
(iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996.

                  (e) Consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, or (ii) increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Company's financial statements, other than increases resulting from premium increases or the employment of additional employees, in each case in the ordinary course of business.

         2.20 Labor Matters. Except as set forth in Section 2.20 of the Company Disclosure Schedule, (a) the Company is not, and has not been, a party to or otherwise bound by or to the Company's or either of the Shareholder's knowledge threatened with any collective bargaining agreement or other labor union contract and to the knowledge of the Company or either of the Shareholders currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or to the knowledge of the Company or either of the Shareholders threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown, work stoppage or labor disturbances within the past three years; (c) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (d) there are no pending claims against the Company under any workers' compensation plan or policy or for long-term disability; (e) to the knowledge of the Company or either of the Shareholders, the Company has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder; (f) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (g) the Company has paid in full to all its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, including all compensation owing and due for over-time work; (h) the Company has provided its employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with the Company;
(i) there is no pending claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or to the knowledge of the Company or either of the Shareholders threatened before any Governmental Entity with respect to any Persons currently or formerly employed by the Company; (j) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (k) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that to the Company's or either of the Shareholder's knowledge has been asserted or is now pending or to the knowledge of the Company or either of the Shareholders threatened with respect to the Company; (l) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or to the knowledge or the company or either of the Shareholders threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any Person; (m) the Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act and any similar law of any

Government Entity; and (n) the Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and each has no liabilities pursuant to WARN.

                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any severance benefits or any other payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, employee or other service provider of the Company or any other ERISA Affiliate, (ii) increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits, or any options or warrants to purchase Company capital stock, or any increase in the amount of compensation of benefits due any such person.

         2.21 Contracts and Commitments. Section 2.21 of the Company Disclosure Schedule contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement:

                  (a)   labor contracts;

                  (b) manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

                  (c) contracts which require the payment in excess of $10,000 per year for (i) the purchase of inventory, materials, supplies or equipment which are not cancelable (without material penalty, cost or other liability) within one (1) year, (ii) management, consulting, service or other similar contracts, (iii) advertising or marketing agreements or arrangements, and (iv) other contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $10,000 which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

                  (d) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor;

                  (e) contracts (other than Leases) containing covenants limiting the freedom of the Company to engage in any line of business or compete with any Person or operate at any location;

                  (f) joint venture or partnership agreements or joint development or similar agreements;

                  (g) agreement, contract or other arrangement with (i) the Company or any affiliate of the Company or (ii) any current or former officer, director or employee of the Company or any affiliate of the Company (other than non-compete or intellectual property agreements);

                  (h) material lease or similar agreement with any person under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible property owned by any person or (ii) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, and is not terminable by the Company by notice of not more than sixty (60) days;

                  (i) contracts or other instruments (including so-called take-or-pay or keepwell agreements) under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or
(ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) contracts or other instruments under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person involving aggregate payments in excess of $25,000;

                  (k) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any property of the Company;

                  (l) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, or any predecessor person; and

                  (m) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

                  True copies of the written contracts identified in Section
2.21 of the Company Disclosure Schedule have been made available to Parent.

         2.22 Absence of Breaches or Defaults. The Company is not, and, to the knowledge of the Company or either of the Shareholders, no other party is, in material default under, or in material breach or violation of, any contract to which the Company is a party, including, without limitation, those identified on Section 2.21 of the Company Disclosure Schedule and, to the knowledge of the Company or either of the Shareholders, no event has occurred which, with the giving of notice or passage of time or both would constitute a material default under any contract identified on Section 2.21 of the Company Disclosure Schedule. Other than contracts which have terminated or expired in accordance with their terms, each of the contracts identified on Section 2.21 of the Company Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company, except as set forth in
Section 2.22 of the Company Disclosure Schedule.

         2.23     Interested Party Transactions. Except as set forth in Section
2.23 of the Company Disclosure Schedule, the Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company. Except as set forth in Section 2.23 of the Company Disclosure Schedule, no affiliate of the Company or any Shareholder has, or has had, any interest in any material property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company.

         2.24 Compliance with Applicable Law. The Company holds all material licenses, franchises, permits and authorizations which are necessary for it to engage in the business currently conducted by it. The Company has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company except where the failure to do so would not have a material adverse effect on the Company and the Company has not received notice of any violations of any of the above.

         2.25 Insurance. Section 2.25 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. To the knowledge of the Company and the Shareholders, such policies are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of its assets are bound. To the knowledge of the Company and the Shareholders, all of such policies are in full force and effect and are valid and enforceable, and the Company has complied with all material terms and conditions of such policies, including premium payments. Except as set forth on the Company Disclosure Schedule, none of the insurance carriers has indicated to the Company an intention to cancel any such policy. The Company has no claim pending against any of the insurance carriers under any of such policies and neither the Company nor either Shareholder has knowledge of any actual or alleged occurrence of any kind which may give rise to any such claim.

         2.26 Brokers. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         2.27 Minute Books. The minute books of the Company made available to Parent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.

         2.28 Accounts and Notes Receivable. Subject to any reserves set forth on the Reference Balance Sheet, the accounts receivable and the notes receivable shown on the Reference Balance Sheet represent and will represent bona fide claims arising in the ordinary course of business against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. To the knowledge of the Company or either of the Shareholders, and subject to any reserves set forth on the Reference Balance Sheet, such accounts receivable and notes receivable are collectible by the Company in the ordinary course of business. The amount carried for doubtful accounts and allowances disclosed in the Reference Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the accounts receivable and notes receivable.

         2.29 Certain Payments. Since January 1, 1997, to the knowledge of the Company or either of the Shareholders, neither the Company nor any officer, agent or employee of the Company or, to the knowledge of the Company or either of the Shareholders, any other person affiliated with or acting on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any applicable law, rule or regulation to any person, private or public, regardless of form, whether in money, property, or services, or (b) established or maintained any fund or material asset that has not been recorded in the books and records of the Company.

         2.30 Accredited Investor Status. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.

         2.31 Representations Complete. None of the representations or warranties made by the Company or Shareholders herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"):

         3.1 Corporate Organization. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Parent and each of its subsidiaries have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary.

         3.2      Authority; No Violation.

                  (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Parent has unanimously approved this Agreement and the Merger and all transactions contemplated hereby. The Board of Directors and the stockholder of Merger Sub have approved this Agreement and the Merger and all transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and Shareholders) constitute valid and binding obligations of Parent and Merger Sub, enforceable against each of them, in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate or Articles of Incorporation or Bylaws of Parent or Merger Sub, or
(ii) assuming that the consents and approvals referred to in Section 3.3 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

         3.3 Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the California Secretary of State and the Articles of Merger with the Division pursuant to the CGCL and Section 1107 of the URBCA, (b) any federal or state securities filings to be made by Parent or Merger Sub to perfect the private placement exemption of the Merger Consideration, which shall be timely made, (c) the listing of the Parent Common Stock on the New York Stock Exchange, (d) such filings, authorizations or approvals as may be set forth in
Section 3.4 of the Parent Disclosure Schedule, no consents or approvals orders or authorizations of or filings or registrations with any Governmental Entity or with any third party are necessary with respect to the Parent or Merger Sub in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby. All such qualifications and filings required to be made by Parent or Merger Sub will, in the case of qualifications, be effective as of the Effective Time and will, in the case of filings, be made within the time prescribed by law.

         3.4 Financial Statements and Reports. Parent has timely filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "Commission") all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Parent has delivered or made available to Company and the Shareholders true and complete copies of (i) Parent's Annual Report on Form 10-K for the fiscal year ended

October 31, 2001, (ii) its proxy statement relating to Parent's annual stockholders meeting held March 26, 2002, and (iii) all other forms, reports, statements and documents filed by Parent with the Commission since October 31, 2001 (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included or incorporated by reference in the Parent Reports were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of Parent and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, none of which either singly or in the aggregate are or will be material, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP.

         3.5 Parent Common Stock. The shares of Parent Common Stock to be issued to the holders of Company Common Stock as contemplated hereunder are duly authorized, and when issued pursuant to the terms of this Agreement, will be validly issued, fully paid, non-assessable and not subject to any preemptive rights.

         3.6 Compliance with Securities Laws. Based upon the representation that Shareholders are "accredited investors" as that term is defined within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, the Stock Consideration will be issued to the Shareholders in compliance with the applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and
(ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         3.7 Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Entity, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement or (ii) consents or approvals of any Governmental Entity set forth in
Section 3.5 to the Parent Disclosure Schedule.

         3.8 Brokers. Neither Parent, Merger Sub, nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         3.9 Compliance. Parent is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the New York Stock Exchange, and is in compliance in all material respects, and will continue to remain in compliance following the Effective Time, with all rules, regulations, and requirements of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission.

         3.10 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by the Parent or Merger Sub pursuant to this Agreement, contains any untrue statement of a material fact.

         3.11 Taxes. The Parent has duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and the Parent has paid in full or made adequate provision in its financial statements included in the Parent Reports for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns. As of the date hereof (i) the Parent has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of the Parent or is being asserted against the Parent other than liens for Taxes not yet due and payable, (iii) no known audit of any Tax Return of the Parent is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Parent and is currently in effect, and (v) there is no agreement, contract or arrangement to which the Parent is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. The Parent has not been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Covenants of the Company. During the period from the date of this Agreement, and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, as identified in Section 4.1 of the Company Disclosure Schedule, or with the prior written consent of Parent, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, or as otherwise contemplated by this Agreement, as identified in Section 4.1 of the Company Disclosure Schedule, or consented to in writing by Parent, the Company shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of the Company Common Stock;

                  (b) (i) repurchase, redeem or otherwise acquire any shares of its capital stock, or any securities convertible into or exercisable for any shares of such capital stock, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

                  (d) make any capital expenditures other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

                  (e)   enter into any new line of business;

                  (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;

                  (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in this Agreement not being satisfied;

                  (h) change its methods of accounting in effect at March 31, 2002;

                  (i) (i) except as contemplated by Section 5.2(h) or required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Company Employee Plan) or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, (ii) except for normal increases in the ordinary course of business consistent with past practice, bonuses to certain employees of the Company to be paid immediately prior to the consummation of the Merger, or as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Employee Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (k) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (l) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or any of its properties are bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date; or

                  (m)   agree to do any of the foregoing.

         4.2 Access to Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall make available to Parent all information concerning its business, properties and personnel as Parent may reasonably request. All information furnished to Parent pursuant to this Section 4.2 shall be subject to, and Parent shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated January 25, 2002 (the "Confidentiality Agreement"), between Parent and the Company.

         4.3 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

         4.4 Consents; Cooperation. Each of Parent, Merger Sub and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise.

         4.5 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which have been or which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         4.6 Tax-Free Reorganization Treatment. The parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective subsidiaries to, use its commercially reasonable efforts to cause the Merger to so qualify. The parties hereto shall report the Merger in all Tax Returns and other filings consistent with a reorganization within the meaning of
Section 368(a) of the Code.

         4.7 Certifications, Agreements, and Covenants of the Company. The Company certifies, agrees, and covenants with Parent and Merger Sub as follows:

                  (a) The Merger will be carried out strictly in accordance with the terms of this Agreement, and none of the material terms and conditions thereof have been or will be waived or modified.

                  (b) The consideration to be received in the Merger by the Shareholders of the Company was the result of arm's length bargaining between the managements of Parent and the Company. The fair market value of the Merger Consideration and any cash received in lieu of fractional shares to be received by each Shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

                  (c) In the Merger, the holders of Company Common Stock will receive, in exchange for their Company Common Stock, the Merger Consideration. Except for the consideration described herein, no cash or other property originating with Parent or its affiliates has been or will be paid to the holders of Company Common Stock in exchange for Company Common Stock. As of the Effective Time, the Parent Common Stock issued in the Merger will have a value that is not less than 50% of the aggregate value of the Merger Consideration as of such time.

                  (d) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock instead of issuing fractions of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Company Common Stock in exchange for their Company Common Stock.

                  (e) Prior to and in connection with the Merger, no shares of Company Common Stock have been or will be (i) redeemed by the Company, (ii) acquired by a person related to the Company (within the meaning of Treasury Regulation Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Parent Common Stock or Company Common Stock, or (iii) the subject of any extraordinary distribution by the Company.

                  (f) There is no plan or intention on the part of either of the Shareholders to sell, exchange or otherwise dispose of any Parent Common Stock to be received in the Merger by such holder directly or indirectly to Parent or to a person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock.

                  (g) No shareholders of the Company will elect appraisal or dissenters' rights.

                  (h) The Company has no outstanding equity interests other than as described in Section 2.2 of the Merger Agreement. At the Effective Time, and following the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company.

                  (i) The Company has no plan or intention to issue additional shares of its stock.

                  (j) The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

                  (k)   The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (l) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (m) There is no inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                  (n) None of the compensation to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the Parent Common Stock to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any past or future services, and the compensation to be paid to any shareholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (o) In connection with the Merger, the Company has not sold, transferred or otherwise disposed of any of its assets as would prevent Parent from either continuing the historic business of the Company or using a significant portion of the Company's historic business assets in a business following the Merger, both within the meaning of Treasury Regulation Section 1.368-1(d).

                  (p) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                  (q) In the Merger, Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property in the Merger, amounts used by the Company to pay its reorganization expenses and those of its shareholders, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

                  (r) All options, warrants or rights to acquire shares of Company Common Stock were issued with an exercise price no less than fair market value at the time of issue.

                  (s) The Merger is being affected for bona fide business reasons.

                  (t) None of the Company's preferred stock is issued or outstanding.

                  (u) The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

                  (v) The Company will not take any position on any federal, state, or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization for federal income tax purposes, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by a change in law after the date hereof.

                  (w) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Sub, Company, and the Shareholders regarding the Merger, and there are no other written or oral agreements regarding the Merger.

         4.8 Certifications, Agreements, and Covenants of Parent and Merger Sub. Parent and Merger Sub certify, agree, and covenant to the Company as follows:

                  (a) The Merger will be carried out strictly in accordance with the terms of this Agreement, and none of the material terms and conditions thereof have been or will be waived or modified.

                  (b) The consideration to be issued in the Merger to the Shareholders of the Company was the result of arm's length negotiation between the managements of Parent and the Company. The fair market value of the Merger Consideration and any cash in lieu of fractional shares to be received by each of the Shareholders of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

                  (c) In the Merger, the holders of Company Common Stock will receive, in exchange for their Company Common Stock, the Merger Consideration. Except for the consideration described herein, no cash or other property originating with Parent or its affiliates has been or will be paid to the holders of Company Common Stock in exchange for Company Common Stock. As of the Effective Time, the Parent Common Stock issued in the Merger will have a value that is not less than 50% of the aggregate value of the Merger Consideration as of such time.

                  (d) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration.

                  (e) No shareholders of the Company will elect appraisal or dissenters rights.

                  (f) In the Merger, Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property in the Merger, amounts used by the Company to pay its reorganization expenses and those of its shareholders, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

                  (g) Following the Merger, Parent will either continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, both within the meaning of Treasury Regulation Section 1.368-1(d).

                  (h) Parent has no plan or intention to: (a) liquidate Merger Sub; (b) merge Merger Sub with or into another corporation; (c) sell, exchange, transfer or otherwise dispose of any stock of Merger Sub except for transfers described in Revenue Ruling 2001-24, 2001-22 I.R.B. 1290; or (d) cause Merger Sub to sell, exchange, transfer or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-2(k)(1).

                  (i) In connection with the Merger, neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will purchase, exchange, redeem or otherwise acquire (directly or indirectly) any Parent Common Stock issued to holders of Company Common Stock in the Merger for consideration other than the Merger Consideration, except for (i) cash paid in lieu of fractional shares of Parent Common Stock pursuant to the Merger and (ii) open market purchases pursuant to Parent's stock repurchase program, if any, consistent with Revenue Ruling 99-58, 1999-2 C.B. 701.

                  (j) Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of the Company or of the Shareholders of the Company incurred in connection with the Merger. Neither Parent nor Merger Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

                  (k) Neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has owned during the past five (5) years any shares of stock of the Company.

                  (l) Neither Parent nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (m) Before the Merger, Parent will own one hundred percent (100%) of Merger Sub. No stock or securities of Merger Sub will be issued in the Merger.

                  (n) Parent has no plan or intention to cause Merger Sub to issue additional shares of stock of Merger Sub that would result in Parent losing control of Merger Sub within the meaning of Section 368(c) of the Code. Prior to and immediately following the Merger, Merger Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Merger Sub that, if exercised or converted, would affect Parent's ownership or retention of control of Merger Sub within the meaning of Section 368(c) of the Code.

                  (o) There is no inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                  (p) None of the compensation to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the shares of Parent Common Stock to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any past or future services; and the compensation to be paid to any shareholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (q) The Merger is being affected for bona fide business reasons.

                  (r) Neither Parent nor Merger Sub will take any position on any federal, state, or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization for federal income tax purposes, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by a change in law after the date hereof.

                  (s) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Sub, the Company, and the Shareholders regarding the Merger, and there are no other written or oral agreements regarding the Merger.

         4.9 Shareholder Vote. Until this Agreement has been terminated in accordance with its terms, the Shareholders agree to vote all shares of Company Common Stock held by them in favor of the Merger.

         4.10 Registration Rights; NYSE Listing. Parent shall provide to the Shareholders registration rights pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit A attached hereto. Within 7 days of the Effective Time, Parent shall apply for the listing, and list, the shares of Parent Common Stock to be issued pursuant to this Agreement on the New York Stock Exchange.

         4.11 Consulting Agreement. As a condition to the closing of the Merger, John Thompson will enter into a consulting agreement with Parent (the "Consulting Agreement") substantially in the form of Exhibit B attached hereto.

         4.12 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

         4.13 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the

Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         4.14 Employee Matters. At the Effective Time, except for Rocky Taylor, Megan Suhadolc, Karen Brooks, and Tabitha Fearn who will only be employed through September 24, 2002, employees of the Company and its subsidiaries immediately prior to the Effective Time as listed on Schedule 4.14 of the Company Disclosure Schedule will become employees of the Surviving Corporation.

         4.15 Covenant Not to Compete. Each of the Shareholders, severally and not jointly, agree that for a period of three (3) years from the Effective Date (the "Non-Compete Period"), he or she shall not, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual or representative capacity, engage in any business directly competitive with the business currently conducted by the Company in the United States (the "Competitive Business"). Notwithstanding anything to the contrary contained herein, the Shareholders may, without violating the provisions of this
Section 4.15, purchase and hold up to 5% of any entity whose shares are publicly traded on NASDAQ or any U.S. stock exchange, whether or not such entity is engaged in a Competitive Business. Any provision of this Section 4.15 which is deemed invalid or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this paragraph in such jurisdiction or rendering that or any other provisions of this Agreement invalid or unenforceable in any other jurisdiction. If any covenant should be deemed invalid or unenforceable because of its scope, geographical area or duration, or any combination thereof, such covenant shall be modified and reformed so that the scope, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid and enforceable.

         4.16 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         4.17 Landlord Consents. Parent, Company, and Merger Sub, as may be applicable, shall execute all consents and estoppel certificate, in the form and substance satisfactory to Parent and the Company, from the landlords with respect to each of the leases and subleases set forth on Section 2.12 of the Company Disclosure Schedule as soon as possible following the Effective Time.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                  (b) Governmental Approval. The Company, Parent and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby (each a "Requisite Regulatory Approval"), including such approvals, waivers and consents as may be required under the Securities Act and under state blue sky laws.

                  (c) Consulting Agreement. Parent and John Thompson shall have entered into the Consulting Agreement.

                  (d) Continued Listing. Parent's Common Stock shall continue to be listed and trading on the New York Stock Exchange.

                  (e) Capitalization. No stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock) reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock shall have occurred since the date of this Agreement.

         5.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of the Company following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company.

                  (e) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of the Company set forth on Section 2.4 of the Company Disclosure Schedule.

                  (f) Price of Parent Common Stock. The average closing price of shares of Parent's Common Stock, as reported by the New York Stock Exchange, for the fifteen (15) consecutive trading days ending on September 12, 2002 shall be more than $32.71 per share.

                  (g) Landlord Consents. The Company shall have provided Parent a written status report of all consents and estoppel certificates from the landlord with respect to each of the leases and subleases set forth on
Section 2.12 of the Company Disclosure Schedule.

                  (h) Termination of 401(k) Plan. The Company shall have terminated its 401(k) Plan in a manner satisfactory to Parent, which shall be effective as of September 30, 2002.

         5.3 Conditions to the Obligations of Company and Shareholders. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. The Company shall have received a certificate signed (i) on behalf of Parent by the Chief Executive Officer and the Vice President of Finance of Parent and (ii) on behalf of Merger Sub by the President of Merger Sub, in each case to the foregoing effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed (i) on behalf of Parent by the Chief Executive Officer and the Vice President of Finance of Parent and (ii) on behalf of Merger Sub by the President of Merger Sub, in each case to such effect.

                  (c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent.

                  (e) Price of Parent Common Stock. The average closing price of Parent Common Stock, as reported by the New York Stock Exchange, for the fifteen (15) consecutive trading days ending on September 12, 2002 shall be less than $22.14 per share.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of the Company, Parent and Merger Sub in a written instrument;

                  (b) by either Parent or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either Parent or the Company if the Merger shall not have been consummated on or before October 31, 2002 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Parent or the Company if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; or

                  (e) by either Parent or the Company if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing.

         6.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 6.1, this Agreement shall forthwith become void and have no effect except that (i) the last sentence of Section 4.2, and each of Sections 4.3, 6.2, 7.1, 7.2, 7.3, 7.4 and 7.7 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Parent, to:         Quiksilver, Inc.
                                            15202 Graham Street
                                            Huntington Beach, CA 92649
                                            Attention: General Counsel

                  with a copy to:           Hewitt & O'Neil LLP
                                            19900 MacArthur Blvd., Suite 1050
                                            Irvine, CA 92612
                                            Attn: Paul A. Rowe, Esq.

                                            and

                  If to the Company
                  or Shareholders, to:      2750 Meadow Creek Drive
                                            Park City, Utah 84060
                                            Attention: John Thompson

                  with a copy to:           Snell & Wilmer L.L.P.
                                            15 West South Temple, Suite 1200
                                            Gateway Tower West
                                            Salt Lake City, Utah 84101
                                            Attention: John G. Weston, Esq.

         7.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING CALIFORNIA LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF UTAH.

         7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         7.5 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Merger Sub may assign its rights, interests and obligations hereunder to any wholly-owned subsidiary of Parent unless such transfer or assignment would in any way impact the tax-deferred nature of the Merger and transactions contemplated herein. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7 Entire Agreement. This Agreement (including the Exhibits, Schedules, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         7.8 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                     PARENT:

                                     QUIKSILVER, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     MERGER SUB:

                                     QS RETAIL, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     COMPANY:

                                     BEACH STREET, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     SHAREHOLDERS:

                                     ___________________________________________
                                     John Thompson

                                     ___________________________________________
                                     Diana Thompson

                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                          REGISTRATION RIGHTS AGREEMENT

                      FORM OF REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of September 17, 2002, by and between Quiksilver, Inc., a Delaware corporation (the "COMPANY"), and John and Diana Thompson (each an "INVESTOR" and together the "INVESTORS").

                                    RECITALS

         WHEREAS, the Investors were holders of all of the outstanding shares of the capital stock of Beach Street, Inc., a Utah corporation ("BEACH STREET");

         WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger and Reorganization, dated as of September 17, 2002 by and among the Company, Beach Street, QS Retail, Inc. ("QS RETAIL") and the Investors (the "MERGER AGREEMENT"), at the Effective Time (as defined in the Merger Agreement) each Investor became a holder of shares of the common stock of the Company ("COMMON STOCK"); and

         WHEREAS, in connection with entering into the Merger Agreement, the Company agreed to grant the Investors certain registration rights with respect to the shares of Common Stock issued to the Investors at the Effective Time pursuant to the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

         "COMMISSION" means the Securities and Exchange Commission.

         "DEMAND REGISTRATION RIGHTS" means the rights of the Rights Holders to have their Registrable Shares registered on the terms and conditions of this Agreement pursuant to a Registration Statement under the Securities Act that is filed by the Company as contemplated in Section 2.2 of this Agreement.

         "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

         "MERGER" means the merger of Beach Street with and into QS Retail.

         "MERGER SHARES" means the aggregate number of shares of Common Stock received by the Investors in the Merger pursuant to the Merger Agreement in exchange for the shares of Beach Street stock (calculated and allocated as provided in the Merger Agreement) that were outstanding at the Effective Time.

         "RIGHTS HOLDERS" means the Investors during such time as they hold Registrable Shares, and any persons or entities to whom the rights granted under this Agreement are transferred in accordance with Section 12 hereof.

         "REGISTRABLE SHARES" means:

                  (a)   the Merger Shares; and

                  (b) any other securities issued in respect of the Merger Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events);

PROVIDED, HOWEVER, that shares which are Registrable Shares shall cease to be Registrable Shares:

                        (i) upon any sale or other transfer of such shares pursuant to a Registration Statement or Rules 144 or 145 under the Securities Act or any similar provision then in force; or

                        (ii) if such shares are capable of being distributed pursuant to Rule 144(k) under the Securities Act; or

                        (iii) upon any sale or transfer to a person or entity to which, pursuant to Section 12 of this Agreement, the rights provided by this Agreement are not transferable.

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement covering only securities proposed to be issued in exchange for securities or assets of another person or entity or in connection with an employee benefit plan).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

         "PIGGY BACK REGISTRATION RIGHTS" means the rights of the Rights Holders to have their Registrable Shares registered on the terms and conditions of this Agreement pursuant to a Registration Statement under the Securities Act that is filed by the Company as contemplated in Subsection 2.1 of this Agreement.

2.       REGISTRATION RIGHTS

         2.1 PIGGYBACK REGISTRATION. If the Company proposes to file a Registration Statement for shares of Common Stock to be issued by the Company other than a Registration Statement (i) on Form S-4 or Form S-8 or any successor Form thereto or (ii) filed in connection with an exchange offer (a "PIGGY BACK REGISTRATION STATEMENT") at any time until the date that such shares cease to be Registrable Shares then, the Company will, within 10 business days prior to such filing, give written notice to all Rights Holders of its intention to do so and, upon the written request of Rights Holders holding in the aggregate at least a majority of the Registrable Shares given within twenty (20) days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Rights Holders to register to be registered under such Piggy Back Registration Statement; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without incurring any liability for doing so to any Rights Holder. Subject to Section 2.4 below, if any Registrable Shares are to be registered pursuant to this Section 2.1, then the Company shall provide notice of such fact to all Rights Holders, and all Rights Holders will then have the right to register their Registrable Shares under such Piggy Back Registration Statement. In the event the Company and its underwriters, if any, permit all eligible Registrable Shares to be registered under Piggy Back Registration Statement without any Cutback (as hereinafter defined), and such Registration Statement (i) is declared effective by the Commission and (ii) remains effective for the Applicable Registration Period (as hereinafter defined), then, the Piggy Back Registration Rights under this Section 2.1 and the Demand Registration Rights under Section 2.2 shall terminate at the end of such time period.

         2.2 DEMAND REGISTRATION. Subject to Section 2.1, at any time on or after February 1, 2003, Rights Holders holding in the aggregate at least a majority of the Registrable Shares may request, in writing, that the Company effect the registration under the Securities Act of all or any portion of the Registrable Shares. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Rights Holders. All Rights Holders shall have the right, by giving written notice to the Company within twenty (20) days after the Company provides its notice, to elect to participate in such registration. In the event such registration is underwritten, the right of other Rights Holders to participate shall be conditioned on such Rights Holders' participation in such underwriting. Subject to the provisions of Section 2.4, all Rights Holders who have elected to participate in the registration may participate in the registration up to the number of Registrable Shares which they hold. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration of the amount of Registrable Shares so requested to be registered. If a required registration pursuant to this Section 2.2 is an underwritten offering, the Company may select a managing underwriter to administer the offering as long as such underwriter is of recognized standing.

         2.3      NUMBER OF DEMANDS. Except as hereinafter set forth in Section
2.5 or Section 3.3, the Company shall not be required to effect more than one
(1) registration pursuant to Section 2.2 above; PROVIDED, HOWEVER, that no registration statement filed pursuant to Section 2.2 shall count as a registration statement that satisfies the Company's registration obligations under Section 2.2, and such obligations shall continue in full force and effect, if (i) the Registration Statement is not declared effective by the Commission within 90 days after the date it was originally filed with the Commission, or
(ii) the Company fails to maintain the effectiveness of the Registration Statement until the Registrable Shares could be sold pursuant to

Rules 144 or 145 under the Securities Act or any similar provision then in force (subject to the provisions herein regarding Suspension Events).

         2.4      UNDERWRITER CUTBACK. In connection with any registration under
Section 2.1 or Section 2.2 above involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement and the terms customarily included in agreements of this nature for underwritten public offerings). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included ("CUTBACK"), then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include securities in such registration shall participate in the registration pro rata based upon their total ownership of Common Stock. If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

         2.5 DELAY OF DEMAND. If at the time of the receipt of a request to register Registrable Shares pursuant to Section 2.2 above, the Company is engaged or plans to file a Registration Statement with the Commission within forty-five (45) days after the time of the request in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option, within five (5) business days after the receipt of the Registration Request, direct that such request be delayed for a period not in excess of sixty (60) days of the initial request. In the event of any such delay, the time periods within which the Rights Holders are entitled to exercise their registration rights under Sections 2.1 and 2.2 shall be extended for a period of time equal to the duration of such delay.

3.       REGISTRATION PROCEDURES

         3.1 COMPANY ACTIONS UPON EXERCISE OF REGISTRATION RIGHTS. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration under the Securities Act of any of the Registrable Shares, subject to Section 2.5, the Company shall:

                  (a) as expeditiously as reasonably practicable prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible thereafter;

                  (b) as expeditiously as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or September 30, 2003 (each, an "APPLICABLE REGISTRATION PERIOD");

                  (c) as expeditiously as reasonably practicable furnish to each selling Rights Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the selling Rights Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Rights Holder; and

                  (d) as expeditiously as reasonably practicable use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Rights Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Rights Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Rights Holder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this Section 3.1(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         3.2 SUSPENSION EVENTS. Following the effectiveness of a Registration Statement (and the making of any required filings with any state securities commissions), the Company may direct the selling Rights Holders to suspend sales of the Registrable Securities, as provided herein, if one or more of the following events (each, a "SUSPENSION EVENT") occurs:

                  (a) an underwritten primary offering by the Company where the Company is advised by the underwriters for such offering that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering (a "PUBLIC OFFERING SUSPENSION EVENT");

                  (b)   (i)       pending negotiations relating to, or
consummation of, a transaction or the occurrence of an event:

                                    (A) that would require additional disclosure
                  of material information by the Company in the Registration Statement (or such filings) not otherwise proposed to be disclosed; or

                                    (B) that renders the Company unable to
                  comply with Commission requirements; or

                        (ii) a good faith determination by the Company that the offering of Registrable Securities would:

                                    (A) materially impede, delay or interfere
                  with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; or

                                    (B) conflict with material business plans of
                  the Company in a manner not in the best interests of the Company (each, a "MATERIAL EVENT SUSPENSION"); or

                        (iii) if at any time the Company would be required to obtain audited financial statements not being prepared independently of the Registration Statement, unless the Rights Holders undertake to pay the Company's expenses in obtaining the requisite financial statements and an audit is feasible and can be accomplished with minimal disruption to the Company and its business ("REQUIRED FINANCIAL DISCLOSURE SUSPENSION").

PROVIDED, HOWEVER, that

         (x) in the case of any Public Offering Suspension Event, the period of suspension shall terminate (A) within forty-five (45) days if the Registration Statement therefor is not filed with the Commission prior thereto,
(B) if the Registration Statement is filed with the Commission within such 45 day period, but is not declared effective within the succeeding 90 days, on the earlier of the termination of such 90-day period or the withdrawal of such Registration Statement by the Company;

         (y)      in the case of a Material Event Suspension under subsection
(ii), the duration of the suspension shall terminate on the earlier of the public announcement of such Suspension Event and the expiration of forty-five
(45) days from the commencement of the suspension and, in the case of a Material Event Suspension under subsection (i), the Company shall use its best efforts to cause the duration of the suspension to terminate as soon as reasonably practicable; and

         (z) in the case of Required Financial Disclosure Suspension, the period of suspension shall terminate when the requisite financial statements are available.

In case of any Public Offering Suspension Event, Material Event Suspension or Required Financial Disclosure Suspension, the duration of the Applicable Registration Period of the suspended Registration Statement shall be extended for a period of time equal to the duration of the suspension.

         3.3 AGREEMENT OF RIGHTS HOLDERS. In the case of a Suspension Event, the Company shall give written notice (a "SUSPENSION NOTICE") to the selling Rights Holders to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such filings); PROVIDED, HOWEVER, that such suspension shall continue no longer than the applicable period of time set forth in Section 3.2 above. The selling Rights Holders agree that they will not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time during the period from the date they received a Suspension Notice from the Company to such date as of which the Suspension Period shall expire as provided in clauses (x),
(y) and (z) of Section 3.2 above. If so directed by the Company, selling Rights Holders will deliver to the Company all copies of the prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The selling Rights Holders may recommence sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an "END OF SUSPENSION NOTICE") from the Company, which End of Suspension Notice shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales.

         3.4      INTENTIONALLY OMITTED

         3.5 CESSATION OF OFFERS. Upon receipt of any notice (including any Suspension Notice) from the Company of:

                  (a)   any Suspension Event;

                  (b) any request by the Commission for amendments or supplements to a Registration Statement or for additional information;

                  (c) any amendment or supplement to the Registration Statement to comply with the requirements of the Securities Act;

                  (d) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

                  (e) the representations and warranties of the Company made in any underwriting agreement relating to the registration ceasing to be true and correct in any material respect;

                  (f) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities registered in such registration for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in which case the cessation of sales shall pertain only to the applicable jurisdiction);

                  (g) the happening of any event which makes any statement made in a Registration Statement or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in any such Registration Statement so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (h) the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

the selling Rights Holders shall immediately cease making offers of Registrable Shares (and shall return all prospectuses) until the Company provides such selling Rights Holders any required supplemental or amended materials or of advice in writing that use of the applicable Registration Statement may be resumed. In such event, the Company will use its reasonable efforts promptly to correct or supplement the Registration Statement, to obtain the lifting of any stop order or otherwise to remove the circumstances preventing the continuance of offers and sales under the Registration Statement, subject to the Company's right to delay such actions with respect to any Suspension Event. The Company shall promptly after such correction or supplement provide the selling Rights Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Rights Holders shall be free to resume making offers of the Registrable Shares. In such event, however, at the time the Rights Holders are permitted to resume making such offers the Applicable Registration Period shall be extended for a number of days equal to the period during which the Rights Holders were required to cease selling their Registrable Shares pursuant to this Section 3.4.

4.       ALLOCATION OF EXPENSES

         The Company will pay all Registration Expenses of any registration under this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in
Section 3.2, if a registration is withdrawn at the request of the Rights Holders requesting such registration (other than as a result of information concerning material adverse developments in the business or financial condition of the Company which is made known to the Rights Holders after the date on which such registration was requested) and if the requesting Rights Holders elect not to have such registration counted as a registration requested under Section 2, the requesting Rights Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration (provided such registration was requested pursuant to Section 2.2 hereof). For purposes of this Section 4, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Rights Holders to represent the selling Rights Holders, state Blue Sky fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of any selling Rights Holder's own counsel, or other out-of-pocket expenses of the Rights Holders or their agents (other than the counsel selected to represent all selling Rights Holders).

5.       INDEMNIFICATION AND CONTRIBUTION

         5.1 In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as and when incurred by them; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such

Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof; PROVIDED, FURTHER, HOWEVER, that the foregoing indemnity agreement with respect to any registration statement or prospectus relating to the Registrable Securities shall not inure to the benefit of any seller in such offering, its officers, directors or agents, or controlling persons if:

                  (a) a copy of a prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) for such offering was not sent or given by or on behalf of such selling shareholder to the person ("ASSERTING PERSON") asserting any losses, claims, damages or liabilities as a result of an untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; or

                  (b) such selling shareholder sold Registrable Securities to the Asserting Person during the period between the date of a Suspension Notice and the date of an End of Suspension Notice.

         5.2 In the event of any registration under the Securities Act of any of the Registrable Shares pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Rights Holders hereunder shall be limited to an amount equal to the proceeds to each Rights Holder of Registrable Shares sold in connection with such registration. The terms of any underwriting agreement entered into by the Company to effect a registration of the Registrable Securities shall require the underwriter to indemnify and hold harmless the Company, its officers, directors, controlling persons and agents and each selling Rights Holder on substantially the same basis as that of the indemnification of the Company by each selling holder as provided in this Section 5.

         5.3 Each party entitled to indemnification under this Section 5 ("INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification ("INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 (except to the extent such failure to give notice has resulted in increased losses, damages or liabilities for the Indemnifying Party). The Indemnified Party may participate in such defense at such party's expense and the Indemnified Party and not the Indemnifying Party shall bear or be responsible for the expenses thereof, unless:

                  (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

                  (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

         5.4 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:

                  (a) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or

                  (b) contribution under the Securities Act may be required on the part of any such selling Rights Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5;

then, in each such case, the Company and such Rights Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that, in any such case:

                        (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement; and

                        (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

6.       INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING

In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

7.       INFORMATION BY RIGHTS HOLDER

         Each Rights Holder including Registrable Shares in any registration shall furnish to the Company such information regarding such Rights Holder and the distribution of such Right Holder's Registrable Shares proposed by such Rights Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.       INTENTIONALLY OMITTED

9.       NO LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

         Nothing contained in this Agreement shall prohibit the Company from granting to any holder or prospective holder of any securities of the Company registration rights which would allow such holder or prospective holder to include securities of the Company in any Registration Statement filed by the Company.

9.       RULE 144 REQUIREMENTS

         The Company agrees to:

                  (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (b) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any holder of Registrable Shares upon request:

                        (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                        (ii) a copy of the most recent annual or quarterly report of the Company; and

                        (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

11.      TERMINATION

         All of the Company's obligations to register Registrable Shares under this Agreement shall terminate upon the last to occur of (i) the sale of all Registrable Shares by the Rights Holders thereof pursuant to this Agreement or
(ii) the earliest date as of which all Registrable Shares have ceased being Registrable Shares.

12.      TRANSFERS OF RIGHTS

         This Agreement, and the rights and obligations of each Rights Holder hereunder, may only be assigned (including assignment by law) by such Rights Holder to:

                  (a) any family member or trust for the benefit of the Rights Holder, if the Rights Holder is an individual; and

                        (i) any entity controlled by, controlling or under common control with the Rights Holder;

PROVIDED that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms and conditions hereof.

13.      OTHER PUBLIC OFFERINGS

         This Agreement is not intended to and shall not preclude the Company from listing its Common Stock on any reputable non-United States exchange.

14.      NOTICES

         Each notice relating to this Agreement shall be in writing and shall be delivered in person, by overnight air carrier, by registered or certified mail, by facsimile transmission or by email, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      IF TO COMPANY:

                           Quiksilver, Inc.
                           15202 Graham Street
                           Huntington Beach, CA 92649
                           Attention: General Counsel

                           WITH A COPY TO:

                           Hewitt & O'Neil LLP
                           19900 MacArthur Blvd., Suite 1050
                           Irvine, CA 92612
                           Attn: Paul A. Rowe, Esq.

                  (b)      IF TO AN INVESTOR:

                           2750 Meadow Creek Drive
                           Park City, Utah 84060
                           Attention: John Thompson

         Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given if mailed by registered or certified mail to the proper address (with such notice to be effective upon the earlier of actual receipt or five days after deposit in the mail), if given in person or by overnight air carrier when delivered in person or by overnight air carrier, if given by email or telecopy upon receipt if confirmed by return telecopy, email or telephonic confirmation or otherwise; PROVIDED, HOWEVER, that no notice shall be deemed received on a day that is not a business day in the jurisdiction in which notices are to be addressed to such party. Any such notice shall not be effective until the next business day in such jurisdiction.

15.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

16.      AMENDMENTS AND WAIVERS

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

18.      SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

19.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without reference to conflict of laws principles thereof.

20.      SECTION HEADINGS

         The heading of each section, subsection or other subdivision of this Agreement is for reference purposes only and shall not limit or control the meaning thereof.

                            [Signature page follows]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                                COMPANY:

                                                QUIKSILVER, INC.

                                                By:    _________________________
                                                Name:  _________________________
                                                Title: _________________________

                                                RIGHTS HOLDERS:

                                                ________________________________
                                                John Thompson

                                                ________________________________
                                                Diana Thompson

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

                  This Consulting Agreement (the "Agreement") is made and entered into as of September 17, 2002, by and between Quiksilver, Inc., a Delaware corporation (the "Company"), and John Thompson ("Consultant").

                                 R E C I T A L S

                  A. The Company, through its wholly-owned subsidiary QS Retail, Inc. ("QS Retail"), is purchasing Beach Street, Inc., a Utah corporation ("Beach Street"), pursuant to an Agreement and Plan of Merger and Reorganization.

                  B. Consultant has been a key employee of Beach Street and the Company believes his services will be of benefit to the Company.

                  C. The Company desires to engage Consultant to obtain the benefit of Consultant's special knowledge, experience, background, skills and abilities, and Consultant desires to accept such engagement, upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual representations, agreements and promises contained in this Agreement, the Company and Consultant agree as follows:

                  1. Engagement. The Company hereby engages Consultant as a consultant to render the services and perform the duties described in this Agreement, and Consultant hereby accepts such engagement, upon the terms and subject to the conditions set forth herein.

                  2. Term. The engagement of Consultant by the Company shall commence on October 1, 2002 and continue for a period of one (1) year (the "Consulting Period").

                  3. Services and Duties. During the Consulting Period, Consultant shall make himself reasonably available, consistent with his past work schedule with Beach Street, Inc., on an as-requested basis to the Company's officers, employees and agents, to consult with the Company on issues related to the consummation and performance of the Merger Agreement between Quiksilver, QS Retail and Beach Street. The Company shall provide reasonable notice to Consultant of the services to be performed and the timing of such services. The Company shall also accommodate the schedule of Consultant in performing the services.

                  4. Consulting Fees. For services rendered under this Agreement during the Consulting Period, Consultant shall receive a consulting fee of $200,000 payable in equal monthly installments of $16,667 during the Consulting Period, with each payment being made on the first business day of each calendar month beginning October 1, 2002.

                  5. Expenses. The Company will reimburse Consultant for any costs or expenses incurred by Consultant in rendering the Services; provided that any such costs or expenses have been approved by the Company. Travel and lodging expenses incurred by Consultant for travel at the request of the Company shall be paid by the Company.

                  5. Independent Contractor. Consultant acknowledges and agrees that Consultant is an independent contractor and nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Consultant and the Company. During the Consulting Period, Consultant shall maintain and pay for all federal, state, and local disability, workers' compensation, payroll taxes, self-employment insurance, and income and other taxes, and the Company will not withhold or pay any such taxes or insurance on behalf of Consultant. During the Consulting Period, Consultant shall not be entitled to participate in any of the medical, dental, insurance, or any other benefits provided by the Company for the benefit of its employees.

                  6. Non-Disclosure of Confidential Information. Consultant agrees not to divulge, communicate, use to the detriment of the Company or for his own benefit or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of the Company obtained or acquired subsequent to the date of this Agreement.

                  7. Authority. Consultant shall not have authority to act as an agent of the Company, and he shall not represent the contrary to any person or entity. Consultant shall not direct the work of any employee of the Company nor make any management decisions or undertake to commit the Company to any course of action in relation to third parties.

                  8.    Miscellaneous Provisions.

                        (a) Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 8(a) to all other parties to this Agreement.

                        (b) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof.

                        (c) Change, Modification, Waiver. No change or modification of this Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced.

                        (d) Assignment and Binding Nature. The services and duties to be performed by Consultant hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

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
                        (e) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce this Agreement or any provision hereof, or for damages or equitable relief by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

                        (f) Governing Law and Forum. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah, excluding any choice of law principles which direct the application of the laws of another jurisdiction. The exclusive forum for the determination of any action relating to the adjudication of any dispute hereunder shall be either an appropriate court of said State or that court of the United States which includes said State within its territorial jurisdiction.

                        (g) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "COMPANY"

                                        QUIKSILVER, INC., a Delaware corporation

                                        By: ____________________________________

                                        Its: ___________________________________

                                        Address:15202 Graham Street
                                              Huntington Beach, CA 92649
                                              Attention: Charles S. Exon, Esq.

                                        "CONSULTANT"
                                        ________________________________________
                                        John Thompson

                                        Address: 2750 Meadow Creek Drive
                                              Park City, Utah 84060
                                              Attention: John Thompson

                                       B-3